Fees Redacted
Fee schedule has been excluded because it is both (1) not material and
(2) would likely cause competitive harm to the registrant if publically disclosed.
AMENDMENT TO THE MANAGED PORTFOLIO SERIES FUND SERVICING
AGREEMENT
THIS AMENDMENT is made and entered into as of the last date on the signature page (the “Effective Date”), to the Fund Servicing Agreement dated as of May 24, 2023, as amended (the “Agreement”), is entered into by and between MANAGED PORTFOLIO
SERIES, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND
SERVICES, LLC d/b/a U.S. BANK GLOBAL FUND SERVICES, a Wisconsin limited liability company (“Fund Services”).
RECITALS
WHEREAS, the parties have entered into the Agreement; and
WHEREAS, the parties desire to amend the Exhibit of the Agreement to add the following fund:
•Kensington Premium Opportunities ETF
WHEREAS, the parties desire to amend the Exhibit of the Agreement to reflect the following name change:
•Kensington Dynamic Allocation Fund (f/k/a Kensington Dynamic Growth
Fund)
WHEREAS, Section 13(G) of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees.
NOW, THEREFORE, the parties agree as follows:
1. As of the Effective Date, the Exhibit for Kensington in the Agreement is hereby superseded and replaced by the Exhibit for Kensington attached hereto.
Except to the extent amended hereby, the Agreement shall remain in full force and effect.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

MANAGED PORTFOLIO SERIES		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Brian Wiedmeyer	By:	/s/ Elizabeth B. Scalf
Name:	Brian Wiedmeyer	Name:	Elizabeth Scalf
Title:	President	Title:	Senior Vice President
Date:	7/23/2026	Date:	7/24/2026

Exhibit for Kensington
to the
Managed Portfolio Series Fund Servicing Agreement
Name of Mutual Fund Series and Fees
Kensington Managed Income Fund
Kensington Dynamic Allocation Fund
Kensington Active Advantage Fund
Kensington Defender Fund
Fund Start-up & Registration Services Project Fee
Schedule
Regulatory Administration Services
New fund launch – $[  ] per fund or as negotiated
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state filing fees
Expenses from Board of Trustee meetings
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
All other Miscellaneous expenses
Fund startup and registration service fees are billed [  ]% following the selection of U.S. Bank and [  ]% 75 days after the preliminary registration statement is filed with the SEC.
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee
Schedule
Annual Fee Based Upon Average Net Assets per Fund Complex*
[  ] basis points on the first $1.0 billion
[  ] basis points on the next $2.0 billion
[  ] basis points on the balance
Minimum Annual Fee: $[  ] per fund
Includes up to 3 classes of shares, additional fee of $[  ] for each additional class above the first
3
Additional fee of $[  ] for each intraday NAV calculations in excess of one strike per day
Services Included in Annual Fee Per Fund
Advisor Information Source – On-line access to portfolio management and compliance information.
U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
Blue Sky - excluding State/Federal fees

U.S. Bank Regulatory Administration (e.g., annual registration statement update)
Core Tax Services – See Additional Services Fee Schedule
All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
$[  ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options,
ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[  ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[  ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset
Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$[  ] – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[  ] – Interest Rate Swaps, Foreign Currency Swaps
o$[  ] – Swaptions
o$[  ] – Credit Default Swaps
$[  ] - Intraday money market funds pricing, up to 3 times per day
$[  ] per Month Manual Security Pricing (>25per day)
Note: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDOs, and complex derivative instruments which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action and Factor Services (security paydown & prepayment time series)
$[  ] per Foreign Equity Security per Month for Corporate Action Services
$[  ] per Domestic Equity Security per Month for Corporate Action Services
$[  ] per CMO and Asset Backed Security per Month for Factor Services
$[  ] per Mortgage-Backed Security per Month for Factor Services
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[  ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
•$[  ] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$[  ] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg,
S&P, Dow Jones, CBOE, and HFRI Indexes
•$[  ] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$[  ] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$[  ] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P
Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.
All Data Service charges are subject to change based on cost increases from underlying data providers.
SEC Modernization Requirements
Form N-PORT – $[  ] per year, per Fund
Form N-CEN – $[  ] per year, per Fund
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs, postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary)
and travel related costs.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional regulatory administration (e.g., subsequent new fund launch), daily compliance testing,
Section 15(c) reporting, and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided
(e.g., compliance with new derivatives risk management and reporting requirements).
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the
CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.
Transfer Agent, Shareholder & Account Services Fee Schedule
Annual Service Charges to the Fund*
Base Fee per CUSIP$[  ] for first CUSIP in Fund Complex
$[  ] each additional class CUSIP in Fund Complex
Open Accounts$[  ] per open account
Closed (zero balance) Accounts$[  ] per closed account
Daily Accrual Fund Accounts$[  ] per open account
Annual Basis Point Fee per Fund Complex
[  ] basis points on the balance
Services Included in Annual Basis Point Fee
Telephone Calls
Voice Response Calls
Manual Shareholder Transaction & Correspondence
Omnibus Account Transaction
Daily Valuation/Manual 401k Trade
NSCC System Interface

Short-Term Trader Reporting – Software application used to track and/or assess transaction fees that are determined to be short-term trades.
Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.
12b-1 Aging – Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion,
AML verification services, special reports, record retention, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, DST charges, shareholder/dealer print out
(daily confirms, investor statements, tax, check printing and writing and commissions), voice response
(VRU) maintenance and development, data communication and implementation charges, specialized programming, omnibus conversions, travel, excess history, FATCA and other compliance mailings, electronic document archiving.
Additional Services
Additional services not included above shall be mutually agreed upon at the time of the service being added. Digital Investor shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary
e-commerce, client Web data access, recordkeeping application access, programming charges, training, cost basis reporting, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, CUSIP setup, CTI reporting, sales reporting & Rule
22c-2 reporting (MARS), electronic statements (Informa), EConnect Delivery, Shareholder Call review analysis, statement support, dealer/fund merger events, NAV reprocessing, voluntary state withholdings and additional services mutually agreed upon.
In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the
CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.
The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month followingthe month during which such account is closed.

Additional Services Fee Schedule
Third-Party Agent Domestic Securities Lending Support*+
$[  ] implementation fee per Trust per Third-Party Agent Lender
Annual Base Fee $[  ] per Trust per Third-Party Agent Lender
Plus Transaction fees
Third-Party Agent Portfolio Transaction Fees+
$[  ] - transaction fee will be assessed for each loan, return, and reallocation transactions
(loan/return)
+ Each Third-Party Agent Lender will be invoiced directly
*Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Trust Chief Compliance Officer (CCO) Services Annual Fee Schedule
$[  ] for the first fund (subject to Board approval)
$[  ] for each additional fund
Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided.
* Subject to annual CPI increase – All Urban Consumers – U.S. City Average” index, provided that the
CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Fees are calculated pro rata and billed monthly.

Fund Administration & Portfolio Compliance
Additional Services Fee Schedule
Transfer In-Kind
Tax Free Transfer In-Kind Cost Basis Tracking* – $[  ] per sub-account per year
Daily Compliance Services
■$[  ] per fund group per year - Base fee
■Additional fee of $[  ] per fund per year (first fund included in base fee)
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month*
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
*Additional fees may apply from index providers
Section 15(c) Reporting
$[  ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source.
The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Fees for Special Situation:
Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[1]
5% or less	$[ ]
More than 5% but less than 25%	$[ ]
25% or more	$[ ]
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental
Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
1 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from
USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

Digital Board Materials:
Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	$[ ]
Per User Fee2	$[ ]
Per Separate Committee3 Fee	$[ ]
1 Subject to an annual increase, provided that the annual increase will not exceed [  ]%
through October 2025
2 Per User Fee applies to all users excluding any Fund Services employee who is not an officer in a Multiple Series Trust sponsored by Fund Services
3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.
Light Digital Offering

Light Digital Offering
Description	Annual Price[1] (USD)
Base Fee	$[ ]
1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative
CPI rate at any point in time is negative).
Customized delivery of data:
TBD
TSR Pricing1
$[  ] per year per fund for the first class plus
$[  ] per year per class after the first class
1.Subject to annual “Consumer Price Index (CPI) increase – All Urban Consumers – U.S. City
Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form
8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign
Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend
Estimates (Limited to two).

Optional Tax Services
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) – $[  ]
per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[  ] per additional estimate
State tax returns - (First two included in core services) – $[  ] per additional return
Tax Reporting – MLP C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) – $[  ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[  ] Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[  ] per state return
•Sign state income tax returns – $[  ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
State tax notice consultative support and resolution – $[  ] per fund
ESG Compliance Reporting Services
•Monthly Investor Transparency Reporting $[  ] per annum per fund.
Global Fund Services will provide a portfolio level ESG risk rating – across several criteria – to either the investment manager or the underlying investors as needed monthly. The ESG risk rating will be derived from leading market vendor data received in respect of those equity or equity derived portfolio investments where the corresponding risk data can be sourced. The risk rating will be assigned at a portfolio level based on its month end holdings and will be expressed as either a percentage of Net
Asset Value or as a percentage of total portfolio holdings.

Transfer Agent & Shareholder Services
Additional Services Fee Schedule
Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
$[  ] per qualified plan account or Coverdell ESA account (Cap at $[  ] per SSN)
$[  ] per transfer to successor trustee
$[  ] per participant distribution (Excluding SWPs)
$[  ] per refund of excess contribution
$[  ] per reconversion/recharacterization
Additional Shareholder Paid Fees
$[  ] per outgoing wire transfer or overnight delivery
$[  ] per telephone exchange
$[  ] per return check or ACH or stop payment
$[  ] per statement year requested per account (This fee applies to research requests for statements older than the prior year)
Digital Investor
Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. Digital Investor includes user interface which caters to a full range of connected devices, including tablets and smart phones. The standard implementation comes with advanced authentication, eCommerce inspired workflows, and a base package of transaction and maintenance functionality.
Implementation
$[  ] –per fund group, Inquiry only - no transaction capabilities
$[  ] per fund group, base transactional and maintenance functionality
Three year minimum term

Description	Schedule
Annual Fee – Based on Login Volume
Up to 100,000	$[ ]
100,000 – 999,999	$[ ]
1,000,000+	$[ ]
Activity Fees
Per Login	$[ ] per event
Login Challenge (email or SMS Text)	$[ ] per event
Inquiry	$[ ] per event
Account Maintenance	$[ ] per event
Transaction – financial transactions, duplicate statements requests, etc.	$[ ] per event
New Account Set-up	$[ ] per event
Bank Verification Attempt	$[ ] per event
Optional features with additional implementation fees and ongoing fees are available. A full feature list and quote is available upon request.

Informa Shareholder Electronic Statement Services
Electronic Confirm Presentation
eCDLY will load shareowner daily confirmations and send notification to consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[  ] per statement
Document Consent Processing, Suppression, and Notification – $[  ] per suppressed statement
Development & Implementation of Electronic Confirm Statements – $[  ] initial setup fee
Electronic Investor Statement Presentation
eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[  ] per statement
Document Consent Processing, Suppression, and Notification – $[  ] per suppressed statement
Development & Implementation of Electronic Investor Statements – $[  ] initial setup fee
Electronic Tax Presentation
eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.
Document Loading, Storage, and Access – $[  ] per statement
Document Consent Processing, Suppression, and Notification – $[  ] per suppressed statement
Development & Implementation of Electronic Tax Statements – $[  ] initial setup fee
Electronic Compliance Presentation
eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.
Document Consent Processing, Suppression, and Notification – $[  ] per suppressed statement
Development & Implementation of Electronic Compliance Documents – $[  ] initial setup fee
Related Digital Investor Fees
View Consent Enrollment – $[  ] per transaction
Consent Enrollment – $[  ] per transaction
View Statements – $[  ] per view
Notes:
Statements presented as PDF documents
Statements will be loaded for all accounts, regardless of consent
Three year minimum term
Storage for two years included in Document Loading, Storage and Access fee. Archive fee of
$[  ] per document per year for three years and greater, if desired Digital
Investor customization charges apply
FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
Base Fee Per Management Company – file generation and delivery – $[  ] per year
Per Record Charge
•Rep/Branch/ID – $[  ]
•Dealer – $[  ]
Price Files – $[  ] per record or $[  ] per user per month, whichever is less

Vision Electronic Statement Services
Online account access for broker/dealers, financial planners, and RIAs.
Account inquiry
•Inquiry - $[  ] per event
•Vision ID - $[  ] per month per ID
Transaction Processing*
•Implementation Fee - $[  ] per Management Company
•Transaction – purchase, redeem, and exchange - $[  ] per event
•Monthly Minimum Charge - $[  ] per month
Electronic Statements*
•Implementation- $[  ] per fund group
•Load charges-$[  ] per image
•Archive charge (for any image stored beyond 2 years)-$[  ] per document
*Vision ID and event charges also apply.
•Threatmetrix Services:

Description	Monthly Schedule	Annualized
MFA Annual Product Fee

Below 1000 IDs	$[ ]	$[ ]
1000-3450 IDs	$[ ]	$[ ]
3451 IDs and above	$[ ]	$[ ]
Electronic Correspondence
Upon consent from shareholder caller, forms and fulfillment pieces can be sent via email through a secured service rather than mailed.
$[  ] per Email
Client Web Data Access
U.S. Bank client on-line access to fund and investor data through U.S. Bank technology applications and data delivery and security software.
STAT – Statement and Tax Form Storage & Retrieval
•Setup: $[  ] per user
•Support: $[  ] per user per month
Additional Data Delivery Services
Ad Hoc/PowerSelect File Development
•Standard ad-hoc select: $[  ] per file
•Custom coded data for recurring, scheduled delivery: $[  ] per hour consultation and programming development
•Support: $[  ] per file per month for recurring files/reports scheduled for delivery.
•Recurring files scheduled for delivery via Pivot or Managed File Services.
Custom Electronic File Exchange (MFS delivery of standard TIP files)
•Setup: $[  ] one-time fee
•Support: $[  ] per file per month
Chat Services
Implementation Fee – $[  ]
Monthly Fee – $[  ] per month
Per Chat Fee – $[  ] per chat or $[  ] per minute of chat

Virtual Assistant
$[  ] Implementation Fee
$[  ] per month administration fee
Electronic Form Delivery and Signature Capture
Implementation fee – $[  ] (includes 15 forms)
Additional setup fee – $[  ] for each additional form and email template
Form and fund logo modifications – $[  ] per form, $[  ] per updated Fund Logo
Monthly minimum fee – $[  ] per month
Per electronic envelope Fee – $[  ]
Recordkeeping Application Access
Internet VPN – Infrastructure to allow for application accessibility to host systems and file transfers
•$[  ] implementation
•$[  ] per month
Physical Network – Infrastructure to allow for application accessibility to host systems and file transfers
•Cost varies depending upon location and bandwidth
TA2000 3270 Emulation (Mainframe Green Screen) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access.
•$[  ] implementation
•$[  ] per ID per month
TA2000 Desktop (Graphic User Interface to the TA2000 Mainframe) – Account inquiry and ability to perform financial transactions or account maintenance depending upon user access provisioning.
•$[  ] implementation
•$[  ] per ID per month
TA2000 SmartDesk (Web Application to TA2000 Mainframe) – Account inquiry only.
•$[  ] implementation
•$[  ] per ID per month
Automated Work Distributor (AWD) – Image and workflow application.
•$[  ] implementation
•$[  ] per ID per month
Same Day Cash Management (SDCM) – Fund level transaction and cash reporting.
•$[  ] implementation
•$[  ] per ID per month
PowerSelect – SQL database used for ad hoc reporting from the shareholder recordkeeping system.
•$[  ] per month
Programming Services
$[  ] per hour (subject to change)
Charges incurred for customized services based upon fund family requirements including but not limited to:
•Fund setup programming (transfer agent system, statements, options, etc.)
•Customized service development
•Voice response system setup (menu selections, shareholder system integration, testing, etc.)
•All other client specific customization and/or development services
Cost Basis Reporting
Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
$[  ] per direct open account per year

Email Services
Services to capture, queue, monitor, service and archive shareholder email correspondence:
$[  ] setup per fund group
$[  ] per month administration
$[  ] per received email correspondence
Dealer Reclaim Services
Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.
$[  ] per fund group per month
CTI Reporting
•Integrated custom detailed call reporting – $[  ] per monthly report
Literature Fulfillment Services
■Account Management/Database Administration
●$ [  ] per month
●$ [  ] per SKU - Receiving
●$ [  ] per order - Order Processing
●$ [  ] per month per location - Skid Storage
●$ [  ] per SKU - Disposal
■Inbound Tele servicing Only
●$ [  ] per month Account Management (OR)
●$ [  ] per call, Call Servicing
■Lead Source Reporting
●$ [  ] per month
■Closed Loop Reporting
●$ [  ] per month, Account Management
●$ [  ] per fund group, Database Installation, Setup
■Miscellaneous Expenses
Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.
Shareholder Call Review Analysis
Includes Call Sampling sent securely to client and Reporting of internal representative reviews.
$[  ] per Month
Fund Event* Services
Programming & File Delivery – $[  ]/hour
Project Management/Analysis – $[  ]/hour
Account Data Retention – $[  ]/account/month until purged*
CUSIP Data Retention – $[  ]/CUSIP/month until purged*
*Fund Event are defined as Fund Liquidations, De-conversions, Mergers, Fully History Conversions
(Manual and Systematic) and Non Taxable Reorganizations (into U.S. Bank or out to another Transfer
Agent). FINCEN regulations require account retention for 12 months following closing. Data is purged the first July after retention requirements have been fulfilled.

CUSIP Setup
CUSIP Setup beyond the initial CUSIP – $[  ] per CUSIP
Expedited CUSIP Setup – $[  ] per CUSIP (Less than 35 days)
Fund Characteristic Change
Fund Name Change – $[  ] per fund/ per change
Fund CUSIP Change – $[  ] per fund/ per change

Name of ETF Series and Fees
Kensington Hedged Premium Income ETF
Kensington Credit Opportunities ETF
Kensington Premium Opportunities ETF
Fund Start-up & Registration Services Project Fee Schedule
Regulatory Administration Services
New fund launch – $[  ] per fund or as negotiated
Ongoing Annual Regulatory Administration Services, including supplements – Included in annual base fee
Additional projects such as new share class launch, multi-managed funds, SEC exemptive order applications, expedited filings, asset conversion, and proxies – as negotiated based upon specific requirements
Above fees are applicable when all new funds are registered in same statutory prospectus.
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, if necessary
Federal and state regulatory filing fees
Expenses from Board of Trustee meetings
Third party auditing and legal expenses
EDGAR/iXBRL filing (may be charged by third-party or U.S. Bank)
All other Miscellaneous expenses
Fund startup and registration fees are billed 50% following the selection of U.S. Bank and 50% 75 days after the preliminary registration statement is filed with the SEC.
Base Fee for Accounting, Administration Services
The following reflects the greater of the basis point fee or annual minimum1 where Kensington Asset
Management, LLC (the “Adviser”) acts as investment adviser to the fund(s) in the same registered investment company.
Annual Minimum per Fund1Basis Points on Trust AUM1
Funds 1-5$[  ]First $250m[  ] bps
Funds 6-10$[  ]Next $500m[  ] bps
Funds 11+$[  ]Balance[  ] bps
Base Fee for ETF Services
Annual Fee per fund
ETF Order Management$[  ] per fund
ETF Transfer Agency$[  ] per order (Create or Redeem

Basket Creation
Equities/Cash[  ] bps
International Securities/Derivatives [] bps
Fixed AP FeeTBD/fund
Optional Services
ETF Stock Splits$[  ]
ETF Liquidation$[  ]
ETF Slippage Calculations$[  ]/Fund/Year
See APPENDIX A for Services and Associated Fees in addition to the Base Fee
See APPENDIX B for OPTIONAL Supplemental Services and Associated Fees
Once a Fund is operational, should this service agreement with U.S. Bank be terminated prior to the end of the initial two-year period, Adviser will be responsible for the balance of the minimum fees for the remainder of the initial two-year period. Following the initial two-year period, this fee schedule will automatically renew (unless otherwise amended or terminated) for successive two-year periods, and should this service agreement with U.S. Bank be terminated prior to the end of such a two-year period,
Adviser will be responsible for the balance of the minimum fees for the remainder of such two-year period.
Additional services not included herein shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new derivatives risk management and reporting requirements).
1 Subject to annual CPI increase: All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative CPI rate at any point in time is negative).
All annual fees described in this fee schedule (including appendices) are calculated pro rata and billed monthly

APPENDIX A
Accounting, Administration Services (in addition to the Base Fee)
Data Services
Pricing and Security Setup Services
For daily pricing, setup, and maintenance of each security (estimated 252 pricing days annually)
$[  ] – Listed Equity Instruments and rates including but not limited to: Domestic Equities, Options,
ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Total Return Swaps
$[  ] – Lower Tier Cost Fixed Income Instruments including but not limited to: Domestic Corporate and Governments Agency Bonds, Mortgage Backed Securities, and Municipal Bonds
$[  ] – Higher Tier Cost Fixed Income Instruments including but not limited to: CMO and Asset
Backed Securities; Money Market Instruments; Foreign Bonds; and High Yield Bonds.
$[  ] – Bank Loans
Derivative Instruments are generally charged at the following rates:
o$[  ] – Interest Rate Swaps, Foreign Currency Swaps
o$[  ] – Swaptions
o$[  ] – Credit Default Swaps
$[  ] Intraday money market funds pricing, up to 3 times per day
$[  ] per Month Manual Security Pricing (>25per day)
Note: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Prices do not include set-up fees which may be charged on certain derivative instruments such as swaps. Use of alternative and/or additional sources may result in additional fees.
Pricing vendors may designate certain securities as hard to value or as a non-standard security types, such as CLOs CDO and complex derivative instruments, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.
Corporate Action, Factor (security paydown & prepayment time series), and ETF Income
Projection Services
$[  ] per Foreign Equity Security per Month for Corporate Action Services
$[  ] per Domestic Equity Security per Month for Corporate Action Services
$[  ] per CMO and Asset Backed Security per Month / $2.50 for ETF Funds per month for Factor
Services
$[  ] per Mortgage Backed Security per Month for Factor Services / no charge for ETF Funds
$[  ] per Fixed Income Security per Month for ETF funds only for ETF income projections
Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)
$[  ] per security per month for fund administrative data (based upon U.S. Bancorp standard data services and are subject to change)
Index Service Fees
•$[  ] per month per fund: Tier 0 for maintenance of data for performance calculations where the client is supplying the Index data
•$[  ] per month per fund: Tier 1 including but not limited to: ICE Indexes, Morningstar, Bloomberg,
S&P, Dow Jones, CBOE, and HFRI Indexes
•$[  ] per month per fund: Tier 2 including but not limited to: MSCI Indexes, FTSE Russell
•$[  ] per month per fund: Tier 3 including but not limited to: Wilshire Indexes, Lipper JPM
•$[  ] per month per fund additional fee for creation of a blended index, in addition to Tier index fees.
Note: Rates are tiered based upon rates charged by the index provider and are subject to change. S&P
Global and Dow Jones are their standard packages only, specialized packages from all index providers will result in a higher fee. Use of other, custom, and blended indexes may result in additional fee. Index providers may require a direct contract in addition to the above service contract, which may result in additional fees payable to the index provider.

All Data Service charges are subject to change based on cost increases from underlying data providers.
Trust Chief Compliance Officer Annual Fee
$[  ] for the first fund (subject to Board approval)
$[  ] for each additional fund
SEC Modernization Requirements
Form N-PORT – $[  ] per year, per Fund
Form N-CEN – $[  ] per year, per Fund
Tailored shareholder reporting - $[  ] per year, per Fund (first class), $[  ] per year for each additional class
Expense Processing and Budgeting Services – Non-Unitary Fee ETFs:
Fund administration payment of fund expenses and quarterly budgeting on behalf of ETFs not utilizing a unitary fee structure:
•$[  ] per year, per Fund
Section 15(c) Reporting
$[  ] per fund per standard reporting package*
*Standard reporting packages for annual 15(c) meeting
•Expense reporting package: 2 peer comparison reports (adviser fee) and (net expense ratio with classes on one report) OR Full 15(c) report
•Performance reporting package: Peer Comparison Report
Additional 15(c) reporting is subject to additional charges
Data source – Morningstar; other data sources may incur additional charges by a third-party source. The creation of the reporting package involving other data sources is to be created by the third-party source and client.
Core Tax Services
M-1 book-to-tax adjustments at fiscal and excise year-end, prepare tax footnotes in conjunction with fiscal year-end audit, Prepare Form 1120-RIC federal income tax return and relevant schedules, Prepare Form
8613 and relevant schedules, Prepare Form 1099-MISC Forms, Prepare Annual TDF FBAR (Foreign
Bank Account Reporting) filing, Prepare state returns (Limited to two) and Capital Gain Dividend
Estimates (Limited to two).
Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Charges associated with accelerated effectiveness at DTCC, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, liquidity classification fees, expenses related to and including travel to and from Board of Trustee meetings, third party auditing and legal expenses, wash sales reporting
(GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

APPENDIX B
OPTIONAL Supplemental Services for Fund Accounting, Fund Administration &
Portfolio Compliance (provided by U.S. Bank upon client request)
Daily Compliance Services
■$[  ] per trust per year - Base fee
■Additional fee of $[  ] per fund per year
SEC Derivatives Rule 18f-4 Confluence Technologies Offering

Offering	Price per Fund per Month
Limited Derivatives User	$[ ]
Full Derivatives User (no OTC derivatives)	$[ ]
Full Derivative User (with 1-5 OTC derivatives)	$[ ]
Full Derivative User (with 5 or more OTC derivatives)	$[ ]
Closed Fund Data Maintenance Fee	$[ ]
*Additional fees may apply from index providers
Fees for Special Situation:
Fee will be assessed.
Rule 2a-5 Supplemental Services:

Percentage of individual level 2 instruments held by a Fund	Monthly Fee for Such Fund[2]
5% or less	$[ ]
More than 5% but less than 25%	$[ ]
25% or more	$[ ]
Note: The availability of the Rule 2a-5 Supplemental Services and the associated fees are subject to USBGFS’ ability to obtain comparison prices from its chosen comparison third-party pricing sources at reasonable cost. The reports provided as part of the Rule 2a-5 Supplemental
Services may, in USBGFS’ sole discretion, exclude information for instruments for which an alternative comparison price is unavailable or difficult or costly to obtain. In addition, the reports provided may cease to include instruments that were previously included if alternative prices are no longer available from third-party sources or if the fees for such alternative prices rise.
Digital Board Materials:
Comprehensive Digital Services

Comprehensive Digital Services
Description	Annual Price[1] (USD)
Base Fee	$[ ]
Per User Fee2	$[ ]
Per Separate Committee3 Fee	$[ ]
1 Subject to an annual increase, provided that the annual increase will not exceed [  ]%
through October 2025
2 NOTE: The Rule 2a-5 Supplemental Services and the associated fees are dependent on comparison prices from
USBGFS’ chosen comparison third-party pricing source. The Fund may choose to perform comparison pricing with a different comparison pricing vendor under an alternative service with different associated costs.

2 Per User Fee applies to all users excluding any Fund Services employee who is not an officer in a Multiple
Series Trust sponsored by Fund Services
3 A committee consists of a separate space on Diligent’s board portal that can be used to host and organize materials outside of the main board meeting, such as audit committees, governance committees, and executive committees.
Light Digital Offering

Light Digital Offering
Description	Annual Price1 (USD)
Base Fee	$[ ]
1 Subject to annual “CPI increase – All Urban Consumers – U.S. City Average” index, provided that the CPI adjustment will not decrease the base fees (even if the cumulative
CPI rate at any point in time is negative).
C- Corp Administrative Services
1940 Act C-Corp – U.S. Bank Fee Schedule plus $[  ]
1933 Act C-Corp – U.S. Bank Fee Schedule plus $[  ]
Controlled Foreign Corporation (CFC)
U.S. Bank Fee Schedule plus $[  ]
Optional Tax Services:
Prepare book-to-tax adjustments & Form 5471 for Controlled Foreign Corporations (CFCs) –
$[  ] per year
Additional Capital Gain Dividend Estimates – (First two included in core services) – $[  ] per additional estimate
State tax returns - (First two included in core services) – $[  ] per additional return
Tax Reporting – C-Corporations
Federal Tax Returns
Prepare corporate Book to tax calculation, average cost analysis and cost basis role forwards, and federal income tax returns for investment fund (Federal returns & 1099 Breakout Analysis) –
$[  ]
Prepare Federal and State extensions (If Applicable) – Included in the return fees
Prepare provision estimates – $[  ] Per estimate
State Tax Returns
Prepare state income tax returns for funds and blocker entities – $[  ] per state return
•Sign state income tax returns – $[  ] per state return
•Assist in filing state income tax returns – Included with preparation of returns
•State tax notice consultative support and resolution – $[  ] per fund

Adviser’s signature below is solely in acknowledgement of the above fee schedules.

Kensington Asset Management, LLC

By:	/s/ William Bower
Name:	William Bower
Title:	Managing Director
Date:	7/22/2026